_______________ Shares

SCOPUS VIDEO NETWORKS LTD.

ORDINARY SHARES

UNDERWRITING AGREEMENT

Dated [•], 2005

-i-

TABLE OF CONTENTS
(Continued)

-ii-

TABLE OF CONTENTS
(Continued)

Schedules

A List of Underwriters

Exhibits
A Form of Lock-Up Agreement

-iii-

[•], 2005

Thomas Weisel Partners LLC
CIBC World Markets Corp.
Needham & Company, LLC
Oppenheimer & Co. Inc.
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

Ladies and Gentlemen:

Introduction. Scopus Video Networks Ltd., a corporation organized under the laws of the State of Israel (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of ____________ordinary shares (the “Firm Shares”), par value NIS 0.50 per share (the “Ordinary Shares”), of the Company.

The Company also proposes to issue and sell to the several Underwriters not more than an additional ____________ Ordinary Shares (the “Additional Shares”), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Ordinary Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. Thomas Weisel Partners LLC, CIBC World Markets Corp., Needham & Company LLC and Oppenheimer & Co. Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form F-1 (file no. 333-_____), including a prospectus, relating to the Shares. The term “Registration Statement” as used herein means the registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement and includes information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the rules under the Securities Act and deemed part thereof at the time of effectiveness pursuant to Rule 430A of the rules under the Securities Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” as used herein shall mean the Registration Statement as amended by such post-effective amendment. If the Company has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The prospectus, in the form first used to confirm sales of Shares, is hereinafter referred to as the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

1.    Representations and Warranties of the Company. The Company represents and warrants to and agree with each of the Underwriters that:

1.1    Effective Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

1.2    Contents of Registration Statement. Up to the Closing Date and the Option Closing Date, if any: (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter set forth in the section of the Registration Statement and the Prospectus captioned “Underwriting” that was furnished to the Company in writing by such Underwriter through you expressly for use therein and (iv) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. With respect to the exception set forth at clause (iii) the Company acknowledges that the only information furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus is the statements specifically relating to (a) the aggregate number of Firm Shares that the Underwriters have severally agreed to purchase contained in the second paragraph under the section captioned “Underwriting” in the Registration Statement and the Prospectus, (b) the concession and reallowance figures contained in the paragraph captioned “Commissions and Discounts” under the section caption “Underwriting” in the Registration Statement and the Prospectus, and (c) stabilizing and passive market making activities under the paragraph captioned “Short Sales, Stabilizing Transactions and Penalty Bids” under the section captioned “Underwriting” in the Registration Statement and the Prospectus.

1.3    Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Israel, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

1.4    Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good corporate standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through its wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except for its subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

1.5    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

1.6    Description of Ordinary Shares. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus, and as of the date thereof, the Company had authorized and outstanding Ordinary Shares as set forth under the caption “Capitalization” in the Registration Statement and the Prospectus.

1.7    Outstanding Securities. The Ordinary Shares outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non assessable. The Ordinary Shares outstanding prior to the issuance of the Shares are not subject to preemptive or similar rights to subscribe for or to purchase or acquire any Ordinary Shares of the Company or any of its subsidiaries or any such rights pursuant to the Israeli Companies Law, its memorandum of association, articles of association, or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, or Regulations D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement and the Prospectus.

1.8    Validly Issued Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights to subscribe for or to purchase or acquire any Ordinary Shares of the Company or any of its subsidiaries or any such rights pursuant to its memorandum of association, articles of association, or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.

1.9    Nasdaq; Exchange Act Registration. The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System, subject to official notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which complies in all material respects with the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or the quotation of the Ordinary Shares on the Nasdaq National Market System, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

1.10   No Conflict. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum of association or articles of association of the Company or (with or without notice or lapse of time or both) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

1.11   No Material Adverse Change. There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

1.12   Legal Proceedings; Statutes and Regulations. To the Company’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required.

1.13   Contracts. There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the applicable rules and regulations thereunder which have not be described in the Prospectus or filed as exhibits to the Registration Statement.

1.14   Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. All transactions with office holders or control persons of the Company have been duly approved by the appropriate corporate organs in accordance with the requirements of Israeli law.

1.15   Compliance with Securities Act. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

1.16   Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

1.17   Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

1.18   General Disclosure Package Neither (i) the Issuer-Represented General Free Writing Prospectus(es) and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(a)    “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the SEC by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering of Shares pursuant to this Agreement.

(b)    “Issuer-Represented General Free Writing Prospectus” means any “Issuer- Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Underwriting Agreement.

(c)    “Issuer-Represented Limited-Use Free Writing Prospectus” means any “Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

1.19   Individual Free Writing Prospectuses. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through each Closing Date did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

1.20   Use of Free Writing Prospectuses. Unless the Company obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company has satisfied and will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

1.21   No Violation. The Company is not in violation of, and no event has occurred which with notice or lapse of time or both would constitute a default in, its articles of association or memorandum of association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or any license, permit, judgment, decree, order, statute, rule or regulation to which it or any of its properties or its business, or a subsidiary or its properties or business, may be subject, which would result in a Material Adverse Effect.

1.22   Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable Israeli, United States, foreign, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.

1.23   No Environmental Costs. There are no costs or liabilities associated with Environmental Laws for which the Company is responsible, other than as disclosed in the Registration Statement (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

1.24   No Registration Rights. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement.

1.25   Absence of Material Charges. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) neither the Company nor its subsidiaries has purchased any of the Company’s outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company’s share capital; and (3) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement and the Prospectus.

1.26   Good Title to Properties. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

1.27   Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, legally enforceable rights to use all trademarks, service marks, trade names, domain names, copyrights, patents, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property rights (“Intellectual Property”) as are necessary for the conduct of their respective businesses as described in the Prospectus, except where failure to own, possess or acquire such rights would not result in a Material Adverse Effect. Except as described in the Registration Statement and Prospectus, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property; (iii) the Intellectual Property owned by the Company and its subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim; and (v) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of the Company’s subsidiaries or actions undertaken by the employee while employed with the Company or any of the Company’s subsidiaries, except, in each case, for any instances which would not, individually or in the aggregate, result in a Material Adverse Effect.

1.28   No Labor Disputes. To the Company’s knowledge, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

1.29   Insurance. The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

1.30   No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

1.31   Governmental Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

1.32   Financial Statements. The financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position of the Company and the Company’s consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company, and the Company’s consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Registration Statement and the Prospectus and other financial information.

1.33   Contributions, Gifts and Other Payments. Neither the Company nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

1.34   Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the Commission adopted there under and Rules 4200 and 4350 of the rules of the National Association of Securities Dealers (the “NASD”), as applicable to foreign private issuers. The Company’s audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the NASD Rules.

1.35   Controls and Procedures. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, by others within those entities. Based on the evaluation of its disclosure controls and procedures, the Company’s auditors and the Company’s audit committee (or persons fulfilling the equivalent function) are not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in the Company’s internal controls that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

1.36   Sarbanes-Oxley Act. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are applicable, or will be applicable as of the date of payment for and delivery of the Firm Shares pursuant hereto, to the Company.

1.37   Auditor Independence. Brightman Almagor & Co., which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus, is and, during the periods covered by their reports, was an independent public accounting firm within the meaning of Article 2-01 of Regulation S-X under the Securities Act and the rules and regulations promulgated thereunder, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, set forth in Section 10A of the Exchange Act.

1.38    Taxes. Each of the Company and its subsidiaries has filed all Israeli and United States federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects. All payroll withholdings required to be made by of the Company and its subsidiaries with respect to employees have been made. There have been no tax deficiencies asserted against the Company or its subsidiaries and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or its subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect.

1.39   Brokers Fees. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein, the Registration Statement and the Prospectus or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the Company or any of its officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

1.40   Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors or comparable body (including each committee thereof) of the Company and each of its subsidiaries since the time of its respective incorporation or formation through the date of the latest meeting and action and (ii) accurately reflect all transactions referred to in such minutes.

1.41   Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations there under and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

1.42   Foreign Asset Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U. S. sanctions administered by the Office of Foreign Assets Control of the U. S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purposes of financing the activities of any person subject to any U. S. sanctions administered by the OFAC.

1.43   Passive Foreign Investment Company. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in the future.

1.44   Foreign Personal Holding Company. The Company is not a “foreign personal holding company” or a “controlled foreign corporation” within the meaning of the United States Internal Revenue Code of 1986, as amended.

1.45   Approved Enterprise Status. The Company is in compliance in all material respects with all conditions and requirements stipulated by the instruments of approval granted to it with respect to the “Approved Enterprise” status of any of the Company’s facilities as well as with respect to the other tax benefits received by the Company as set forth under the caption “Israeli Taxation” in the Prospectus and by Israeli laws and regulations relating to such “Approved Enterprise” status and the aforementioned other tax benefits received by the Company. The Company has not received any notice of any proceeding or investigation relating to revocation or modification of any “Approved Enterprise” status granted with respect to any of the Company’s facilities.

2.    Purchase and Sale Agreements.

2.1    Firm Shares. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $______ a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

2.2    Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (an “Option Exercise Notice)”. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over- allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

2.3    Market Standoff Provision. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC (which consent may be withheld in its sole discretion), it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of Ordinary Shares upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and which is described in the Prospectus. Notwithstanding the foregoing, if (1) during the last eighteen (18) days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 2.3 shall continue to apply until the expiration of the 19-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

2.4    Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at a price of $________ per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a selling concession of not more than $________ per share below the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $________ per share, to any Underwriter or to certain other dealers.

2.5    Determination of Public Offering Price and Purchase Price. The Company acknowledges that the Public Offering Price and the Purchase Price have been arrived at through arms-length negotiation between its representatives and the Underwriters and that although the Underwriters have provided them with information regarding prices at which certain prospective purchasers have expressed an interest in acquiring Shares, the Underwriters have not verified that those prices are the highest prices at which all of the Shares could be sold, can give no assurances with respect to the prices at which the Shares will trade in the public market, and have not represented that the Public Offering Price is the highest prices at which all of the Shares could be sold.

3.    Payment and Delivery.

3.1    Firm Shares. Payment for the Firm Shares shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2005, or at such other time on the same or such other date, not later than _________, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

3.2    Additional Shares. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than _______, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

3.3    Delivery of Certificates. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

4.    Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

4.1    Furnish Copies of Registration Statement and Prospectus. To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4.3 below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

4.2    Notification of Amendments or Supplements. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, during the Prospectus Delivery Period (as defined in Section 4.3), the Company will promptly advise the Representatives (i) of any communications (written or oral) with the Commission with regard to the Registration Statement, the Prospectus, any amendments or supplements of the Registration Statement or the Prospectus or any other matters in connection with the offering of the Shares; (ii) of any filings made by the Company with the Commission in connection with the offering of the Shares; (iii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

4.3    Filings of Amendments or Supplements. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

4.4    Blue Sky Laws. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

4.5    Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

4.6    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

4.7    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent in the United States for the Ordinary Shares.

4.8    Reporting Obligations; Exchange Act Compliance. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 20-F may be required by Rule 463 under the Securities Act.

4.9    Public Communications. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

5.1    Effective Registration Statement. The Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

5.2    Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

5.3    Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in the certificate delivered pursuant to Section 5.10 shall be true and correct in all material respects when made and on and as of each Closing Date as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date). The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by the Company at or before such Closing Date.

5.4    Prospectus Filed with Commission. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

5.5    No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

5.6    Nasdaq. The Shares have been listed for quotation on the Nasdaq National Market System.

5.7    No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

5.8    No Debt Downgrading. There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

5.9    No Material Adverse Change. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

5.10   Officer’s Certificate. The Underwriters shall have received on each Closing Date a certificate, dated such Closing Date and signed by the Chief Executive Officer or President of the Company, to the effect that (i) Sections 5.3, 5.4, 5.5, 5.8 and 5.9 above are true and correct in all material respects as of such Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), (ii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus and (iii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

5.11   Opinions of Company Counsel. The Underwriters shall have received the legal opinions specified in this Section 5.11.

(a)    The Company shall have requested and caused Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)    the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Israel, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; no proceeding has been instituted by the Registrar of Companies in Israel for the dissolution of the Company;

(ii)    the Company’s authorized share capital is as set forth in the Prospectus; the share capital of the Company conforms in all material respects to the description thereof contained under the caption “Description of Share Capital” in the Prospectus; the Ordinary Shares outstanding prior to the issuance of the Shares have been, and the Shares when issued pursuant to this Agreement will be, duly and validly authorized and issued and fully paid and nonassessable, except as disclosed in the Registration Statement and the Prospectus; the holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Shares; except as disclosed in the Registration Statement and the Prospectus, there are no restrictions upon the voting or transfer of any securities (except for options) of the Company pursuant to the Company’s articles of association or, to such counsel’s knowledge, any agreements or other instruments to which the Company is a party or by which it is bound; and, except as set forth in the Prospectus, to such counsel’s knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iii)   to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any Israeli court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their properties of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus; and the statements included in the Prospectus under the heading “Risk Factors - Provisions of our articles of association, other corporate documents, etc.,”“Risk Factors - The tax benefits available to us under Israeli law etc.,”“Management,”“Description of Share Capital,”“Israeli Taxation,” and “Enforceability of Civil Liabilities” insofar as such statements summarize legal matters as to Israeli law, provisions of the Company’s articles of association, or agreements, documents or proceedings discussed therein governed by the laws of the State of Israel, are accurate and fair summaries in all material respects of such legal matters, provisions of the Company’s articles of association, agreements, documents or proceedings;

(iv)    to the knowledge of such counsel, the Company is not in violation or default of (a) any provision of its articles of association, (b) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (c) any Israeli statute, law, rule, regulation, judgment, order or decree of any Israeli court, regulatory body, administrative agency, governmental body, arbitrator or other Israeli authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of clauses (b) and (c), for violations or defaults which may not have a Material Adverse Effect;

(v)    this Agreement has been duly authorized and executed by the Company; all corporate action required by the laws of the State of Israel and the articles of association of the Company to be taken by the Company for the due and proper authorization and issuance of the Additional Shares and the offering, sale and delivery of the Shares has been validly and sufficiently taken; and the filing of the Registration Statement and the Prospectus with the Commission has been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed on behalf of the Company pursuant to such authorization in accordance with the laws of the State of Israel;

(vi)   no consent, approval, authorization, filing with or order of any Israeli court or governmental agency or body is required in connection with the transactions contemplated in this Agreement, except such approvals (to be specified in such opinion) as have been obtained;

(vii)   neither the sale of the Shares to the Underwriters, nor the issuance of the Additional Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any material property or assets of the Company pursuant to, (a) the articles of association of the Company, (b) to the knowledge of such counsel, the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (c) any Israeli statute, law, rule, regulation customarily applicable to transactions of this type, or to such counsel’s knowledge, any judgment, order or decree applicable to the Company of any Israeli court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its material properties;

(viii)   except as otherwise set forth in the Prospectus, to the knowledge of such counsel no holders of securities of the Company have rights to the registration of Ordinary Shares or any other securities of the Company under the Registration Statement;

(ix)    to ensure the legality, validity or admissibility into evidence in the State of Israel of each of this Agreement and any other document required to be furnished there under, it is not necessary that this Agreement or any such other document be filed or recorded with any court or other authority in the State of Israel, provided (a) such documents are executed outside of the State of Israel, or (b) any stamp, registration or similar tax be paid on or in respect of any such document or the Shares in connection with the sale of the Shares to the Underwriters;

(x)    the appointment by the Company of Scopus Video Networks Inc. (the “U.S. Subsidiary”) as the Company’s designee, appointee and authorized agent for the purpose described in Section 14 of this Agreement is legal, valid and binding under the laws of the State of Israel;

(xi)    under the laws of Israel, the submission by the Company under this Agreement to the jurisdiction of any court sitting in New York and the designation of New York law to apply to this Agreement, is binding upon the Company and, if properly brought to the attention of a court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel; subject to certain time limitations, Israeli courts are empowered to enforce foreign final non-appealable executory judgments for liquidated amounts in civil matters, obtained after completion of process before a court of competent jurisdiction which recognizes similar Israeli judgments, provided such judgments or the enforcement thereof are not contrary to Israeli law, public policy, security or the sovereignty of the State of Israel; and the enforcement of judgments is conditional upon: (a) adequate service of process being effected and the defendant having had a reasonable opportunity to be heard; (b) such judgment having been obtained before a court of competent jurisdiction according to the rules of private international law prevailing in Israel; (c) such judgment not being in conflict with another valid judgment in the same matter between the same parties; (d) such judgment not having been obtained by fraudulent means; and (e) an action between the same parties in the same matter not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

(xii)    no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Underwriters of the Shares as contemplated herein.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Israel, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 5 shall also include any supplements thereto at the Closing Date.

Such opinion shall also include statements to the effect that, based upon such counsel’s participation in the preparation of the Registration Statement, nothing has come to its attention that causes it to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or the General Disclosure Package as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, financial schedules and other financial and statistical information contained therein, and any information contained therein related to intellectual property rights or matters, as to which such counsel need express no opinion or belief).

(b)    The Company shall have requested and caused Foley & Lardner LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)    the U.S. Subsidiary has been duly incorporated and is validly existing as a corporation in good corporate standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good corporate standing under the laws of each jurisdiction set forth on Schedule A to such counsel’s opinion;

(ii)    all the outstanding shares of capital stock of the U.S. Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the U.S. Subsidiary are, to the knowledge of such counsel, directly owned by the Company free and clear of any security interest, claim, lien or encumbrance, except as disclosed in the Registration Statement and the Prospectus;

(iii)    the Ordinary Shares, including the Shares, have been approved for quotation on the Nasdaq National Market, subject to (in the case of the Additional Shares) official notice of issuance and evidence of satisfactory distribution;

(iv)    to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any U.S. federal or state court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and, to such counsel’s knowledge, and relying as to matters of fact on certificates of responsible officers of the Company and public officials, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(v)    the statements included in the Prospectus under the heading “U.S. Federal Income Tax Considerations” to the extent that such statements constitute matters of U.S. federal income tax law or legal conclusions with respect thereto are accurate and fair summaries in all material respects of such matters or conclusions;

(vi)    assuming this Agreement has been duly authorized, executed and delivered under Israeli law, this Agreement has been duly authorized, executed and delivered by the Company to the extent governed by New York law;

(vii)    the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(viii)    the Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(ix)    no consent, approval, authorization, filing with or order of any U.S. federal or state court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(x)    neither the sale of the Shares to the Underwriters, the issuance of the Option Exercise Shares, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the U.S. Subsidiary pursuant to, (a) the charter or by-laws of the U.S. Subsidiary, (b) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the U.S. Subsidiary is a party or bound or to which its property is subject, or (c) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the U.S. Subsidiary or any U.S. federal or state court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the U.S. Subsidiary or any of its properties;

(xi)    to the knowledge of such counsel, except as otherwise set forth in the Prospectus, no holders of securities of the Company have rights to the registration of Ordinary Shares or any other securities of the Company under the Registration Statement;

(xii)    assuming the appointment by the Company of the U.S. Subsidiary as the Company’s designee, appointee and authorized agent for the purpose described in Section 14 of this Agreement is legal, valid and binding under the laws of the State of Israel, under the laws of the State of New York relating to personal jurisdiction, (a) the Company has, under this Agreement, validly submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to this Agreement and the transactions contemplated herein and have validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 14 hereof, (b) its appointment thereunder of the U.S. Subsidiary as its authorized agent for service of process is valid, legal and binding, and (c) service of process in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction of such court over the Company; and

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the DGCL, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or the U.S. Subsidiary and public officials.

Such opinion shall also include statements to the effect that, based upon such counsel’s participation in the preparation of the Registration Statement, nothing has come to its attention that causes it to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or the General Disclosure Package as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, financial schedules and other financial and statistical information contained therein, and any information contained therein related to intellectual property rights or matters governed by Israeli law, as to which such counsel need express no opinion). With respect to this paragraph, counsel may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and the General Disclosure Package and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(c)    The Company shall have requested and caused Shiboleth, Roberts, Zisman & Co., intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)    the Company’s patents (collectively, the “OPINION PATENTS”) are valid and subsisting; provided, that such opinion shall include a description of such counsel’s prior art searches in a form satisfactory to counsel to the Representatives;

(ii)    the Company’s issued Opinion Patents and filed patent applications filed in the U.S. (the “APPLICATIONS”) have been properly prepared and filed on behalf of the Company, are being diligently pursued by the Company and to the best of such counsel’s knowledge, the Company has complied with all applicable examination requirements of duty of candor and disclosure; the inventions described in the Applications are assigned or licensed to the Company to the best of such counsel’s knowledge, except for Applications where the Company has obtained a field of use license, and/or where certain rights have been retained by the licensor or the U.S. government, no other entity or individual has any right or claim in any of the inventions, Applications, or any patent to be issued therefrom, and in such counsel’s opinion, each of the Applications discloses patentable subject matter;

(iii)   the statements contained in the Registration Statement and Prospectus including, but not limited to, the statements under the captions “Risk Factors - If we are unable to protect our intellectual property rights, our competitive position could be harmed,”“Risk Factors - Third party claims of infringement could require us to redesign our products, seek licenses, or engage in future, costly intellectual property litigation, which could impact our future business and financial performance” and “Business - Intellectual Property,” (collectively, the “INTELLECTUAL PROPERTY PORTION”) are accurate descriptions of the Company’s patent applications, issued and allowed patents, and fairly summarize the legal matters, documents and proceedings relating thereto of which such counsel is aware;

(iv)   except as disclosed in the Prospectus, such counsel is not aware or has not been put on notice of any valid patent that is or would be infringed by the activities of the Company in the manufacture, use or sale of any presently proposed product, as described in the Prospectus;

(v)    except as disclosed in the Prospectus, such counsel is not aware of any pending or threatened judicial or governmental proceedings relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject, including any interference, reexamination, reissue or declaratory action proceeding, and such counsel is not aware of any pending or threatened action, suit or claim by others that the Company is infringing or otherwise violating any patent rights of others, nor is such counsel aware of any rights of third parties to any of the Company’s inventions described in the Applications, issued, approved or licensed patents which could reasonably be expected to materially affect the ability of the Company to conduct its business as described in the Registration Statement and Prospectus; and

(vi)    such counsel has no reason to believe that the information related to patent, trademanrk, copyright and other intellectual property rights or matters contained in the Registration Statement and the Prospectus at the time each became effective, and the General Disclosure Package contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Israel and federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

5.12    Opinions of Underwriters Counsel. The Underwriters shall have received on the Closing Date opinions of Morrison & Foerster LLP, United States counsel for the Underwriters, and Naschitz, Brandes & Co., Israeli counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

5.13    Accountant’s Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Brightman Almagor & Co., independent public auditors, containing statements and information of the type ordinarily included in accountants’“comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

5.14    Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the shareholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and action satisfactory to you shall have been taken to restrict the sale or transfer of any Ordinary Shares issued after the date hereof upon the exercise of options or warrants outstanding on the date hereof in a manner substantially similar to that applicable to shareholders executing lock-up agreements.

5.15    Additional Documents. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

5.16    Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

6.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the preparation and negotiation of this Agreement and the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 4.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (x) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

7.    Indemnity and Contribution.

7.1    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any Issuer-Represented Free Writing Prospectus or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof or arising out of, based upon, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

7.2    Indemnification by the Underwriters. Subject to the last sentence in Section 1.2 above, each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any Issuer-Represented Free Writing Prospectus, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus, or any amendments or supplements thereto.

7.3    Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7.7 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Thomas Weisel Partners LLC, and all persons, if any, who control Thomas Weisel Partners LLC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of any Directed Share Program.

7.4    Indemnification for Directed Share Program. The Company agrees to indemnify and hold harmless Thomas Weisel Partners LLC and each person, if any, who controls Thomas Weisel Partners LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (“Thomas Weisel Partners Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Thomas Weisel Partners Entities.

7.5    Contribution Agreement. To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8.7 above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8.7 above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

7.6    Contribution Amounts. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

7.7    Survival of Provisions. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.    Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

10.    Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and if arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate (other than with respect to (i) expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and (ii) the indemnification and contribution obligations of the Company and the Underwriters as provided in Section 7 hereof) without liability on the part of any non-defaulting Underwriter or the Company. In any such case you shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.    Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.    Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104
Facsimile: (415) 364-2694
Attention: Blake Kim

with a copy to:

Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104
Facsimile: (415) 364-2694
Attention: Jack Helfand, Esq.

If to the Company:

David Mahlab, Chief Executive Officer
Scopus Video Networks Ltd.
10 Ha’amal St., Park Afek
Rosh Ha’ayin 48092, Israel
Facsimile: +972-3-900-7702

with a copy to:

Gene Kleinhendler
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center (Round Building), 40th Fl.
Tel Aviv 67021, Israel
Facsimile: +972-3-607-4433

Any party hereto may change the address for receipt of communications by giving written notice to the others.

14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

15.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

17.    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the state and federal courts of the United States of America located in the County of New York, State of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the County of New York.

18.    Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

19.    Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

20.    Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21.    Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Scopus Video Networks Ltd.

Date:	By:
Name:
Title:

Accepted as of the date hereof

Thomas Weisel Partners LLC
CIBC World Markets Corp.
Needham & Company, LLC
Oppenheimer & Co. Inc.

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule A hereto.

By: Thomas Weisel Partners LLC

By:  ______________________________
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Thomas Weisel Partners LLC
CIBC World Markets Corp.
Needham & Company, LLC
Oppenheimer & Co. Inc.

Total

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[Provided separately]